Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation August 2020

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation , including economic, competitive, legal and other factors, including related to the severity, magnitude and duration of the COVID - 19 pandemic . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 201 9 and our Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2020 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 201 9 and our Quarterly Report on Form 10 - Q for the quarter ended June 30 , 20 20 . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation . 2

Company Overview 3

Overview of Icahn Enterprises • Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Energy, Automotive, Food Packa gin g, Metals, Real Estate and Home Fashion • IEP is majority owned and controlled by Carl Icahn ◦ Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP ◦ As of June 30, 2020 , Carl Icahn and his affiliates owned approximately 92.0% of IEP’s outstanding depositary units • IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis ▪ IEP has an $8.00 annualized distribution (1 6 . 1 % yield as of July 31, 2020 ) (1) Investment segment total assets represents total equity (equity attributable to IEP was $4. 6 billion) 4 Investment (1) $10,021 ($1,238) ($779) ($700) Energy 4,705 5,049 37 283 Automotive 3,284 2,670 (240) (103) Food Packaging 508 377 (14) 40 Metals 221 272 (29) (2) Real Estate 517 100 (1) 28 Home Fashion 227 193 (12) (2) Mining - 280 266 15 Holding Company 1,579 (113) (511) (178) $21,062 $7,590 ($1,283) ($619) ($Millions) Twelve Months Ended June 30, 2020 As of June 30, 2020 Assets Revenue Net Income (Loss) Atttributable to IEP Adjusted EBITDA Attributable to IEP

Summary Corporate Organizational Chart


Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
79%
Viskase Companies Inc. (OTCPK:VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
As of 6/30/2020, Icahn Enterprises had investments with a fair market value of approximately $4.6 billion in the Investment Funds
Icahn Capital LP
100%
100%
Icahn Automotive Group LLC
Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services
One of the largest independent metal recycling companies in the US
PSC Metals LLC
100%
71%
CVR Energy Inc. (NYSE: CVI)
Independent refiner and marketer of transportation fuels
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
35%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%

Note: Percentages denote equity ownership as of July 31, 2020. Excludes intermediary and pass through entities.

5

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC ▪ IEP’s subsidiary companies possess key competitive strengths and / or leading market positions ▪ IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities – Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 6 Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services

• IEP began as American Real Estate Partners, which was founded in 1987, and now has now has diversified portfolio to seven ope rat ing segments and approximately $2 5 billion of assets as of June 30, 2020 • IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and fin ancial results • IEP’s record is based on a long - term horizon that can enhance business value for continued operations and/or facilitate a profit able exit strategy ◦ In 2017, IEP sold American Railcar Leasing for $3.4 billion, resulting in a pre - tax gain of $1.7 billion ◦ In 2018, IEP sold Federal - Mogul for $5.1 billion, resulting in a pre - tax gain of $251 million, Tropicana for $1.5 billion, resul ting in a pre - tax gain of $779 million and ARI for $1.75 billion, resulting in a pre - tax gain of $400 million ◦ In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness) , r esulting in a pre - tax gain of $252 million • Acquired partnership interest in Icahn Capital Management L.P. in 2007 ◦ IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds • IEP also has grown the business through organic investment and through a series of bolt - on acquisitions Evolution of Icahn Enterprises Timeline of Recent Acquisitions and Exits (1) Based on the closing stock price of $48.49 and approximately 227.3 million depositary and general partner equivalent units a s of June 30, 2020 . As of December 31, 200 9 ▪ Mkt. Cap: $ 2 .9bn ▪ Total Assets: $1 7 . 9 bn Current (1) ▪ Mkt. Cap: $1 1 . 0 bn ▪ Total Assets: $2 4 . 7 bn American Railcar Industries 1/15/10: 54.4% of ARI’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Tropicana Entertainment 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake CVR Energy 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR Viskase 1/15/10: 71.4% of Viskase’s shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units Year: 7 CVR Refining & CVR Partners 2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering American Railcar Leasing 10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn IEH Auto Parts Holding 6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni - Select Inc. Ferrous Resources 6/8/15: IEP acquired a controlling interest in Ferrous Resources Pep Boys 2/4/16: IEP acquired Pep Boys American Railcar Leasing 2017: Sale of ARL for $3.4 billion Federal - Mogul & Tropicana 10/1/18: Sold Federal - Mogul for $5.1 billion and Tropicana for $1.5 billion American Railcar Industries 12/5/18: Sold American Railcar Industries for $1.75 billion 20 10 201 1 201 2 201 3 201 4 201 5 201 6 201 7 201 8 201 9 20 20 Ferrous Resources 8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $4 63 million

▪ IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies ▪ Activist strategy requires significant capital, rapid execution and willingness to take control of companies ▪ Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt ▪ IEP pursues its activist strategy and seeks to promulgate change – Dealing with the board and management – Proxy fights – Tender offers – Taking control ▪ IEP’s investment and legal team is capable of unlocking a target’s hidden value – Financial / balance sheet restructuring – Operation turnarounds – Strategic initiatives – Corporate governance changes ▪ Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy – IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn ▪ Active participation in the strategy and capital allocation for targeted companies – Not involved in day - to - day operations ▪ IEP will make necessary investments to ensure subsidiary companies can compete effectively Putting Activism into Action 8

Deep Team Led by Carl Icahn ▪ Led by Carl Icahn – Substantial investing history provides IEP with unique network of relationships and access to Wall Street ▪ Team consists of professionals with diverse backgrounds – Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Keith Cozza President & Chief Executive Officer, Icahn Enterprises L.P. 1 6 1 9 SungHwan Cho Chief Financial Officer, Icahn Enterprises L.P. 1 4 2 3 Nick Graziano Portfolio Manager, Icahn Capital 2 18 Brett Icahn Consultant, Icahn Enterprises L.P. 1 6 1 6 Jesse Lynn General Counsel, Icahn Enterprises L.P. 1 6 2 5 Andrew Langham General Counsel, Icahn Enterprises L.P. 1 5 2 1 Jonathan Frates Managing Director, Icahn Enterprises L.P. 5 1 2 9 Note: As of June 30, 2020

Overview of Operating Segments 10

Highlights and Recent Developments • Since inception in 2004 through June 30, 2020 the Investment Funds’ cumulative return was approximately 85.5%, representing an annualized rate of return of approximately 4.0% • Long history of investing in public equity and debt securities and pursuing activist agenda • Employs an activist strategy that seeks to unlock hidden value through various tactics ◦ Financial / balance sheet restructurings (e.g., CIT Group, Apple) ◦ Operational turnarounds (e.g., Motorola, Navistar) ◦ Strategic initiatives (e.g., eBay / PayPal, Xerox / Conduent) ◦ Corporate governance changes (e.g., Newell, Caesars, DELL Technologies) • As of June 30, 2020 , the Investment Funds had a net short notional exposure of 48 % Segment: Investment Segment Description • IEP invests its proprietary capital through various private investment funds (the “Investment Funds”) managed by the Investment segment • Fair value of IEP’s interest in the Investment Funds was approximately $4. 6 billion as of June 30 , 20 20 • IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis Historical Segment Financial Summary 11 (1) Balance Sheet data as of the end of each respective fiscal period. (2) Total economic ownership as a percentage of common shares issued and outstanding. S ignificant Holdings As of June 30, 2020 Company Mkt. Value ($mm) % Ownership (2) $ 2,258 27. 2% $1 ,622 9.9% $ 1,585 23.8% $ 1,006 8.3% $ 694 10.3% ($Millions) Selected Income Statement Data: Total revenue $297 $737 ($1,414) ($1,238) Adjusted EBITDA 284 725 (1,437) (1,253) Net income (loss) 118 679 (1,543) (1,414) Adjusted EBITDA attributable to IEP $138 $339 $ (723) ($700) Net income (loss) attributable to IEP 80 319 (775) (779) Returns 2.1% 7.9% -15.4% -14.5% Segment Balance Sheet Data (1) : Equity attributable to IEP $3,052 $5,066 $4,296 $4,599 Total Equity 7,417 10,101 8,783 10,021 Investment Segment FYE December 31, LTM June 30, 20202017 2018 2019

Segment: Energy

Segment Description

- CVR Energy, Inc. (NYSE:CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products

Petroleum

- Strategic location and complex refineries allows CVR to benefit from access to price advantaged crude oil
  - Approximately 222,000 bpcd of crude processing in Kansas and Oklahoma
  - Access to quality and price advantaged crude – 100% of crude purchased is WTI based
  - Complex refineries can process different types of crude oil to optimize profitability
  - Challenging macro environment due to significantly lower product demand due to COVID-19

Historical Segment Financial Summary

Energy Segment	FYE December 31,			LTM June 30,
($Millions)	2017	2018	2019	2020
Selected Income Statement Data:				
Net sales	$5,988	$7,124	$6,364	$4,997
Adjusted EBITDA	405	821	880	448
Net income (loss)	316	334	314	(8)
Adjusted EBITDA attributable to IEP	$215	$460	$ 572	$283
Net income (loss) attributable to IEP	253	213	246	37
Segment Balance Sheet Data[1]:				
Total assets	$4,845	$4,831	$4,673	$4,705
Equity attributable to IEP	1,160	1,274	1,312	1,162

(1) Balance Sheet data as of the end of each respective fiscal period.

Fertilizer

- CVR Partners owns two nitrogen fertilizer plants strategically located in the Southern Plains and Corn Belt region.
  - On May 6, 2020, CVR Partners announced a unit repurchase program for up to $10 million of its common units

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Segment: Automotive

Segment Description

- We conduct our Automotive segment through our wholly owned subsidiary Icahn Automotive Group LLC ("Icahn Automotive")
- Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers
- Our Automotive segment also includes our investment in 767 Auto Leasing LLC, a joint venture created by us to purchase vehicles for lease

Historical Segment Financial Summary

Automotive Segment ($Millions)	FYE December 31, 2017	FYE December 31, 2018	FYE December 31, 2019	LTM June 30, 2020
Selected Income Statement Data:				
Net sales and other revenue from operations	$2,723	$2,858	$2,884	$2,669
Adjusted EBITDA	3	(48)	(80)	(103)
Net income (loss)	(51)	(230)	(197)	(240)
Adjusted EBITDA attributable to IEP	$3	($48)	($80)	($103)
Net income (loss) attributable to IEP	(51)	(230)	(197)	(240)
Segment Balance Sheet Data[1]:				
Total assets	$3,011	$3,024	$3,495	$3,284
Equity attributable to IEP	1,727	1,747	1,750	1,737

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Icahn Automotive is in the process of implementing a multi-year transformation plan, which includes the integration and restructuring of the operations of its businesses. The transformation plan includes streamlining Icahn Automotive's corporate and field support teams; facility closures, consolidations and conversions; inventory optimization actions; and the re-focusing of its automotive parts business on certain core markets.
- Our Automotive segment's priorities include:
  - Positioning the service business to take advantage of opportunities in the do-it-for-me market and vehicle fleets;
  - Optimizing the value of the commercial parts distribution business in certain high-volume core markets;
  - Exiting the automotive parts distribution business in certain lowvolume, non-core markets;
  - Improving inventory management across Icahn Automotive's parts and tire distribution network;
  - Business process improvements, including investments in our supply chain and information technology capabilities.
- COVID-19 pandemic has lead to an acceleration of selective planned store closures

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Highlights and Recent Developments • Future growth expected to be driven by changing diets of a growing middle class in emerging markets ◦ Majority of revenues from emerging markets • Developed markets remain a steady source of income ◦ Distribution channels to certain customers spanning more than 50 years • Significant barriers to entry ◦ Technically difficult chemical production process ◦ Significant environmental and food safety regulatory requirements ◦ Substantial capital cost • Consistent demand for food products as people around the world shelter in place Segment: Food Packaging Segment Description • Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry ◦ Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ◦ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 14 (1) Balance Sheet data as of the end of each respective fiscal period . ($Millions) Selected Income Statement Data: Net sales $392 $395 $383 $392 Adjusted EBITDA 62 54 47 50 Net income (loss) (6) (15) (22) (19) Adjusted EBITDA attributable to IEP $45 $43 $37 $40 Net income (loss) attributable to IEP (5) (12) (17) (14) Segment Balance Sheet Data (1) : Total assets $487 $511 $517 $508 Equity attributable to IEP 28 55 40 48 Food Packaging Segment FYE December 31, LTM June 30, 20202017 2018 2019

Segment: Metals

Segment Description

- PSC Metals LLC is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)

Historical Segment Financial Summary

Metals Segment ($Millions)	FYE December 31, 2017	2018	2019	LTM June 30, 2020
Selected Income Statement Data:				
Net sales	$409	$466	$340	$272
Adjusted EBITDA	20	24	2	(2)
Net income (loss)	(44)	5	(22)	(29)
Adjusted EBITDA attributable to IEP	$20	$24	$ 2	($2)
Net income (loss) attributable to IEP	(44)	5	(22)	(29)
Segment Balance Sheet Data[1]:				
Total assets	$226	$233	$233	$221
Equity attributable to IEP	182	177	156	142

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Increasing global demand for steel and other metals drives demand for U.S. scrap
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are approximately 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business
  - Investments in processing plants to increase metal recoveries

15

Segment: Real Estate

Segment Description

- Consists of rental real estate, property development and club operations
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development is focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development
- Club operations focus on operating golf club and related activities

Historical Segment Financial Summary

Real Estate Segment ($Millions)	FYE December 31, 2017[2]	2018	2019	LTM June 30, 2020
Selected Income Statement Data:				
Net sales and other revenue from operations	$87	$106	$98	$97
Adjusted EBITDA	40	48	24	28
Net income (loss)	549	112	16	(1)
Adjusted EBITDA attributable to IEP	$40	$48	$24	$28
Net income (loss) attributable to IEP	549	112	16	(1)
Segment Balance Sheet Data[1]:				
Total assets	$931	$508	$514	$517
Equity attributable to IEP	846	465	474	458

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) Excludes results from timeshare and casino resort property in Aruba

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development & Club Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 150 and 1,098 units, respectively
- Club operations in New Seabury, Cape Cod and Grand Harbor, Vero Beach focus on operating golf club and related activities
- Includes hotel, timeshare and casino resort property in Aruba and Plaza Hotel and Casino in Atlantic City, NJ, which ceased operations in 2014

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Segment: Home Fashion

Segment Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, and Southern Tide

Historical Segment Financial Summary

Home Fashion Segment ($Millions)	FYE December 31, 2017	2018	2019	LTM June 30, 2020
Selected Income Statement Data:				
Net sales	$183	$171	$187	$191
Adjusted EBITDA	(9)	-	(6)	(2)
Net income (loss)	(20)	(11)	(17)	(12)
Adjusted EBITDA attributable to IEP	($9)	$0	$ (6)	($2)
Net income (loss) attributable to IEP	(20)	(11)	(17)	(12)
Segment Balance Sheet Data[(1)]:				
Total assets	$183	$172	$231	$227
Equity attributable to IEP	144	133	147	143

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry
- Acquired Vision Support Services ("VSS") in June, 2019. VSS produces bedding and bath products for hospitality and healthcare sectors with strong presence in Europe and Middle East. VSS sources from a global network of 50 manufacturers
- Seeing high level of demand for face masks which WestPoint started producing in response to Covid-19

17

Financial Performance 18

Financial Performance 19 Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises $2,454 $1,482 ($1,098) ($1,315) FYE 2017 FYE 2018 FYE 2019 LTM 6/30/20 $641 $557 ($462) ($619) FYE 2017 FYE 2018 FYE 2019 LTM 6/30/20 ($Millions) Investment $80 $319 ($775) ($779) Energy 253 213 246 37 Automotive (51) (230) (197) (240) Food Packaging (5) (12) (17) (14) Metals (44) 5 (22) (29) Real Estate 549 112 16 (1) Home Fashion (20) (11) (17) (12) Mining 9 3 299 266 Railcar 1,171 1 - - Holding Company 355 (638) (599) (511) Discontinued Operations 157 1,720 (32) (32) $2,454 $1,482 ($1,098) ($1,315) 2017 2018 2019 2020 FYE December 31, LTM June 30, ($Millions) Investment $138 $339 ($723) ($700) Energy 215 460 572 283 Automotive 3 (48) (80) (103) Food Packaging 45 43 37 40 Metals 20 24 2 (2) Real Estate 40 48 24 28 Home Fashion (9) - (6) (2) Mining 17 16 55 15 Railcar 136 (2) - - Holding Company 36 (323) (343) (178) $641 $557 ($462) ($619) FYE December 31, LTM June 30, 2017 2018 2019 2020

Consolidated Financial Snapshot

($Millions)	FYE December 31, 2017	FYE December 31, 2018	FYE December 31, 2019	Six Months Ended June 30, 2019	Six Months Ended June 30, 2020	LTM June 30, 2020
Net Income (Loss):						
Investment	$118	$679	($1,543)	($883)	($754)	($1,414)
Energy	316	334	314	206	(116)	(8)
Automotive	(51)	(230)	(197)	(80)	(123)	(240)
Food Packaging	(6)	(15)	(22)	(4)	(1)	(19)
Metals	(44)	5	(22)	(6)	(13)	(29)
Real Estate	549	112	16	5	(12)	(1)
Home Fashion	(20)	(11)	(17)	(8)	(3)	(12)
Mining	10	1	311	41	-	270
Railcar	1,171	1	-	-	-	-
Holding Company	355	(639)	(599)	(508)	(420)	(511)
Discontinued operations	234	1,764	(32)	(24)	-	(32)
Net income (loss)	**$2,632**	**$2,001**	**($1,791)**	**($1,261)**	**($1,442)**	**($1,996)**
Less: net income (loss) attributable to non-controlling interests	178	519	(693)	(369)	(357)	(705)
Net income (loss) attributable to Icahn Enterprises	**$2,454**	**$1,482**	**($1,098)**	**($892)**	**($1,085)**	**($1,291)**
Adjusted EBITDA:						
Investment	$284	$725	($1,437)	($844)	($660)	($1,253)
Energy	405	821	880	503	$71	448
Automotive	3	(48)	(80)	(26)	($49)	(103)
Food Packaging	62	54	47	27	$30	50
Metals	20	24	2	3	($1)	(2)
Real Estate	40	48	24	11	$15	28
Home Fashion	(9)	-	(6)	(3)	$1	(2)
Mining	22	20	70	51	$0	19
Railcar	136	(2)	-	-	$0	-
Holding Company	36	(323)	(343)	(390)	($225)	(178)
Consolidated Adjusted EBITDA	**$999**	**$1,319**	**($843)**	**($668)**	**($818)**	**($993)**
Less: Adjusted EBITDA attributable to non-controlling interests	358	762	(381)	(216)	(209)	(374)
Adjusted EBITDA attributable to Icahn Enterprises	**$641**	**$557**	**($462)**	**($452)**	**($609)**	**($619)**
Capital Expenditures	**$316**	**$272**	**$250**	**$132**	**$115**	**$233**

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Strong Balance Sheet

	As of June 30, 2020								
($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Holding Company	Consolidated
ASSETS									
Cash and cash equivalents	$12	$606	$43	$10	$1	$53	$2	$1,128	$1,855
Cash held at consolidated affiliated partnerships and restricted cash	889	-	-	1	5	4	7	10	916
Investments	8,681	266	115	-	-	15	-	421	9,498
Accounts receivable, net	-	139	132	94	21	12	32	-	430
Inventories, net	-	252	1,099	98	33	-	82	-	1,564
Property, plant and equipment, net	-	2,823	887	155	114	302	66	7	4,354
Goodwill and intangible assets, net	-	248	381	30	10	4	19	-	692
Other assets	4,083	371	627	120	37	127	19	13	5,397
Total assets	**$13,665**	**$4,705**	**$3,284**	**$508**	**$221**	**$517**	**$227**	**$1,579**	**$24,706**
LIABILITIES AND EQUITY									
Accounts payable, accrued expenses and other liabilities	$1,825	$954	$1,181	$189	$72	$57	$59	$123	$4,460
Securities sold, not yet purchased, at fair value	1,819	-	-	-	-	-	-	-	1,819
Debt	-	1,690	366	259	7	2	25	5,813	8,162
Total liabilities	**$3,644**	**$2,644**	**$1,547**	**$448**	**$79**	**$59**	**$84**	**$5,936**	**$14,441**
Equity attributable to Icahn Enterprises	$4,599	$1,162	$1,737	$48	$142	$458	$143	($4,357)	$3,932
Equity attributable to non-controlling interests	5,422	899	-	12	-	-	-	-	6,333
Total equity	**$10,021**	**$2,061**	**$1,737**	**$60**	**$142**	**$458**	**$143**	**($4,357)**	**$10,265**
Total liabilities and equity	**$13,665**	**$4,705**	**$3,284**	**$508**	**$221**	**$517**	**$227**	**$1,579**	**$24,706**

21

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($Millions)	As of 6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Market-valued Subsidiaries and Investments:					
Holding Company interest in Investment Funds(1)	$4,624	$4,283	$4,296	$4,370	$4,599
CVR Energy(2)	3,559	3,135	2,879	1,177	1,432
Tenneco(2)	327	369	386	106	223
Total market-valued subsidiaries and investments	**$8,510**	**$7,787**	**$7,561**	**$5,653**	**$6,254**
Other Subsidiaries:					
Viskase(3)	$123	$107	$84	$102	$105
Real Estate Holdings(1)	452	457	474	479	458
PSC Metals(1)	170	164	156	151	142
WestPoint Home(1)	155	149	147	144	143
Ferrous Resources(4)	455	12	-	-	-
Icahn Automotive Group(1)	1,844	1,842	1,750	1,730	1,737
Total other subsidiaries	**$3,199**	**$2,731**	**$2,611**	**$2,606**	**$2,585**
Add: Other Holding Company net assets(5)	(33)	71	186	(186)	115
Indicative Gross Asset Value	**$11,676**	**$10,589**	**$10,358**	**$8,073**	**$8,954**
Add: Holding Company cash and cash equivalents(6)	3,337	2,453	3,006	1,440	1,128
Less: Holding Company debt(6)	(6,755)	(5,551)	(6,297)	(5,814)	(5,813)
Indicative Net Asset Value	**$8,258**	**$7,491**	**$7,067**	**$3,699**	**$4,269**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020.
(4) March 31, 2019 and June 30, 2019 represents the estimated proceeds based on the sale agreement signed during December 2018.
(5) Holding Company's balance as of each respective date. For March 31, 2019, the distribution payable was adjusted to $27 million, which represents the actual distribution paid subsequent to March 31, 2019. For March 31, 2020, the distribution payable was adjusted to $431 million, which represents the actual distribution paid subsequent to March 31, 2020.
(6) Holding Company's balance as of each respective date.

22

Adjusted EBITDA Reconciliation 23

Non - GAAP Financial Measures 24 The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – *Last Twelve Months Ended June 30, 2020*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,414)	($8)	($240)	($19)	($29)	($1)	($12)	$270	$0	($511)	($1,964)
Interest expense, net	161	109	17	15	2	(1)	2	1	-	311	617
Income tax expense (benefit)	-	(6)	(64)	10	-	(5)	-	(1)	-	20	(46)
Depreciation, depletion and amortization	-	345	98	25	19	17	8	-	-	-	512
EBITDA before non-controlling interests	**($1,253)**	**$440**	**($189)**	**$31**	**($8)**	**$10**	**($2)**	**$270**	**$0**	**($180)**	**($881)**
Impairment of assets	-	-	-	-	1	2	3	-	-	-	6
Restructuring costs	-	-	11	1	1	-	1	-	-	-	14
Non-service cost of U.S. based pension	-	-	-	1	-	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	2	-	-	-	-	(252)	-	-	(250)
Other	-	8	73	17	4	16	(4)	1	-	2	117
Adj. EBITDA before non-controlling interests	**($1,253)**	**$448**	**($103)**	**$50**	**($2)**	**$28**	**($2)**	**$19**	**$0**	**($178)**	**($993)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($779)	$37	($240)	($14)	($29)	($1)	($12)	$266	$0	($511)	($1,283)
Interest expense, net	79	48	17	12	2	(1)	2	1	-	311	471
Income tax expense (benefit)	-	3	(64)	8	-	(5)	-	(1)	-	20	(39)
Depreciation, depletion and amortization	-	189	98	19	19	17	8	-	-	-	350
EBITDA attributable to IEP	**($700)**	**$277**	**($189)**	**$25**	**($8)**	**$10**	**($2)**	**$266**	**$0**	**($180)**	**($501)**
Impairment of assets	-	-	-	-	1	2	3	-	-	-	6
Restructuring costs	-	-	11	1	1	-	1	-	-	-	14
Non-service cost of U.S. based pension	-	-	-	1	-	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	2	-	-	-	-	(252)	-	-	(250)
Other	-	6	73	13	4	16	(4)	1	-	2	111
Adjusted EBITDA attributable to IEP	**($700)**	**$283**	**($103)**	**$40**	**($2)**	**$28**	**($2)**	**$15**	**$0**	**($178)**	**($619)**

25

Adjusted EBITDA Reconciliation by Segment – *Six Months Ended June 30, 2020*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($754)	($116)	($123)	($1)	($13)	($12)	($3)	$0	$0	($420)	($1,442)
Interest expense, net	94	59	7	7	1	-	1	-	-	164	333
Income tax expense (benefit)	-	(50)	(31)	2	-	-	-	-	-	27	(52)
Depreciation, depletion and amortization	-	170	48	13	9	9	4	-	-	-	253
EBITDA before non-controlling interests	**($660)**	**$63**	**($99)**	**$21**	**($3)**	**($3)**	**$2**	**$0**	**$0**	**($229)**	**($908)**
Impairment of assets	-	-	-	-	-	2	3	-	-	-	5
Restructuring costs	-	-	7	-	-	-	-	-	-	-	7
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	-	-	-	-	-	-	-	-	-
Other	-	8	43	9	2	16	(4)	-	-	4	78
Adj. EBITDA before non-controlling interests	**($660)**	**$71**	**($49)**	**$30**	**($1)**	**$15**	**$1**	**$0**	**$0**	**($225)**	**($818)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($447)	($67)	($123)	$0	($13)	($12)	($3)	$0	$0	($420)	($1,085)
Interest expense, net	46	27	7	6	1	-	1	-	-	164	252
Income tax expense (benefit)	-	(32)	(31)	2	-	-	-	-	-	27	(34)
Depreciation, depletion and amortization	-	93	48	10	9	9	4	-	-	-	173
EBITDA attributable to IEP	**($401)**	**$21**	**($99)**	**$18**	**($3)**	**($3)**	**$2**	**$0**	**$0**	**($229)**	**($694)**
Impairment of assets	-	-	-	-	-	2	3	-	-	-	5
Restructuring costs	-	-	7	-	-	-	-	-	-	-	7
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	-	-	-	-	-	-	-	-	-
Other	-	6	43	6	2	16	(4)	-	-	4	73
Adjusted EBITDA attributable to IEP	**($401)**	**$27**	**($49)**	**$24**	**($1)**	**$15**	**$1**	**$0**	**$0**	**($225)**	**($609)**

26

Adjusted EBITDA Reconciliation by Segment – *Six Months Ended June 30, 2019*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($883)	$206	($80)	($4)	($6)	$5	($8)	$41	$0	($508)	($1,237)
Interest expense, net	39	52	10	9	-	-	-	2	-	149	261
Income tax expense (benefit)	-	68	(22)	(2)	-	(1)	-	2	-	(31)	14
Depreciation, depletion and amortization	-	177	48	14	9	9	3	-	-	-	260
EBITDA before non-controlling interests	**($844)**	**$503**	**($44)**	**$17**	**$3**	**$13**	**($5)**	**$45**	**$0**	**($390)**	**($702)**
Impairment of assets	-	-	-	1	-	-	-	-	-	-	1
Restructuring costs	-	-	2	7	2	-	-	-	-	-	11
Non-service cost of U.S. based pension	-	-	-	1	-	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	2	-	(1)	-	-	-	-	-	1
Other	-	-	14	1	(1)	(2)	2	6	-	-	20
Adj. EBITDA before non-controlling interests	**($844)**	**$503**	**($26)**	**$27**	**$3**	**$11**	**($3)**	**$51**	**$0**	**($390)**	**($668)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($443)	$142	($80)	($3)	($6)	$5	($8)	$33	$0	($508)	($868)
Interest expense, net	19	24	10	7	-	-	-	-	-	149	209
Income tax expense (benefit)	-	51	(22)	(1)	-	(1)	-	2	-	(31)	(2)
Depreciation, depletion and amortization	-	99	48	11	9	9	3	-	-	-	179
EBITDA attributable to IEP	**($424)**	**$316**	**($44)**	**$14**	**$3**	**$13**	**($5)**	**$35**	**$0**	**($390)**	**($482)**
Impairment of assets	-	-	-	1	-	-	-	-	-	-	1
Restructuring costs	-	-	2	5	2	-	-	-	-	-	9
Non-service cost of U.S. based pension	-	-	-	1	-	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	2	-	(1)	-	-	-	-	-	1
Other	-	-	14	-	(1)	(2)	2	5	-	-	18
Adjusted EBITDA attributable to IEP	**($424)**	**$316**	**($26)**	**$21**	**$3**	**$11**	**($3)**	**$40**	**$0**	**($390)**	**($452)**

27

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2019*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	($1,543)	$314	($197)	($22)	($22)	$16	($17)	$311	$0	($599)	($1,759)
Interest expense, net	106	102	20	17	1	(1)	1	3	-	296	545
Income tax expense (benefit)	-	112	(55)	6	-	(6)	-	1	-	(38)	20
Depreciation, depletion and amortization	-	352	98	26	19	17	7	-	-	-	519
EBITDA before non-controlling interests	**($1,437)**	**$880**	**($134)**	**$27**	**($2)**	**$26**	**($9)**	**$315**	**$0**	**($341)**	**($675)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	8	3	-	1	-	-	-	18
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	9	1	(2)	2	7	-	(2)	59
Adj. EBITDA before non-controlling interests	**($1,437)**	**$880**	**($80)**	**$47**	**$2**	**$24**	**($6)**	**$70**	**$0**	**($343)**	**($843)**
Adjusted EBITDA attributable to IEP											
Net income (loss)	($775)	$246	($197)	($17)	($22)	$16	($17)	$299	$0	($599)	($1,066)
Interest expense, net	52	45	20	13	1	(1)	1	1	-	296	428
Income tax expense (benefit)	-	86	(55)	5	-	(6)	-	1	-	(38)	(7)
Depreciation, depletion and amortization	-	195	98	20	19	17	7	-	-	-	356
EBITDA attributable to IEP	**($723)**	**$572**	**($134)**	**$21**	**($2)**	**$26**	**($9)**	**$301**	**$0**	**($341)**	**($289)**
Impairment of assets	-	-	-	1	1	-	-	-	-	-	2
Restructuring costs	-	-	6	6	3	-	1	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	(1)	-	-	(252)	-	-	(249)
Other	-	-	44	7	1	(2)	2	6	-	(2)	56
Adjusted EBITDA attributable to IEP	**($723)**	**$572**	**($80)**	**$37**	**$2**	**$24**	**($6)**	**$55**	**$0**	**($343)**	**($462)**

28

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2018*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	$679	$334	($230)	($15)	$5	$112	($11)	$1	$1	($639)	$237
Interest expense, net	46	102	16	15	-	1	1	2	-	328	511
Income tax expense (benefit)	-	46	(52)	(4)	1	5	-	2	2	(14)	(14)
Depreciation, depletion and amortization	-	339	92	26	18	19	8	6	-	-	508
EBITDA before non-controlling interests	**$725**	**$821**	**($174)**	**$22**	**$24**	**$137**	**($2)**	**$11**	**$3**	**($325)**	**$1,242**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	92
Restructuring costs	-	-	5	9	-	-	2	-	-	-	16
Non-service cost of U.S. based pension	-	-	-	6	-	-	-	-	-	-	6
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	3	(5)	-	(90)
Other	-	-	30	17	(1)	-	(1)	6	-	2	53
Adj. EBITDA before non-controlling interests	**$725**	**$821**	**($48)**	**$54**	**$24**	**$48**	**$0**	**$20**	**($2)**	**($323)**	**$1,319**
Adjusted EBITDA attributable to IEP											
Net income (loss)	$319	$213	($230)	($12)	$5	$112	($11)	$3	$1	($639)	($239)
Interest expense, net	20	40	16	11	-	1	1	2	-	328	419
Income tax expense (benefit)	-	36	(52)	(3)	1	5	-	2	2	(14)	(23)
Depreciation, depletion and amortization	-	171	92	22	18	19	8	3	-	-	333
EBITDA attributable to IEP	**$339**	**$460**	**($174)**	**$18**	**$24**	**$137**	**($2)**	**$10**	**$3**	**($325)**	**$490**
Impairment of assets	-	-	90	-	1	-	1	-	-	-	92
Restructuring costs	-	-	5	7	-	-	2	-	-	-	14
Non-service cost of U.S. based pension	-	-	-	4	-	-	-	-	-	-	4
(Gain) loss on disposition of assets, net	-	-	1	-	-	(89)	-	2	(5)	-	(91)
Other	-	-	30	14	(1)	-	(1)	4	-	2	48
Adjusted EBITDA attributable to IEP	**$339**	**$460**	**($48)**	**$43**	**$24**	**$48**	**$0**	**$16**	**($2)**	**($323)**	**$557**

29

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2017*

($Millions)	Investment	Energy	Automotive	Food Packaging	Metals	Real Estate	Home Fashion	Mining	Railcar	Holding Company	Consolidated
Adjusted EBITDA											
Net income (loss)	$118	$316	($51)	($6)	($44)	$549	($20)	$10	$1,171	$355	$2,398
Interest expense, net	166	109	13	13	-	2	-	5	23	319	650
Income tax expense (benefit)	-	(341)	(146)	21	43	-	-	3	531	(643)	(532)
Depreciation, depletion and amortization	-	322	111	25	20	20	8	5	7	-	518
EBITDA before non-controlling interests	$284	$406	($73)	$53	$19	$571	($12)	$23	$1,732	$31	$3,034
Impairment of assets	-	-	15	1	-	2	1	-	68	-	87
Restructuring costs	-	-	-	2	1	-	1	-	-	-	4
Non-service cost of U.S. based pension	-	-	-	4	-	-	-	-	-	-	4
(Gain) loss on disposition of assets, net	-	-	(5)	-	-	(496)	-	-	(1,664)	(1)	(2,166)
Other	-	(1)	66	2	-	(37)	1	(1)	-	6	36
Adj. EBITDA before non-controlling interests	$284	$405	$3	$62	$20	$40	($9)	$22	$136	$36	$999
Adjusted EBITDA attributable to IEP											
Net income (loss)	$80	$253	($51)	($5)	($44)	$549	($20)	$9	$1,171	$355	$2,297
Interest expense, net	58	44	13	9	-	2	-	4	23	319	472
Income tax expense (benefit)	-	(238)	(146)	16	43	-	-	2	531	(643)	(435)
Depreciation, depletion and amortization	-	157	111	18	20	20	8	2	7	-	343
EBITDA attributable to IEP	$138	$216	($73)	$38	$19	$571	($12)	$17	$1,732	$31	$2,677
Impairment of assets	-	-	15	1	-	2	1	-	68	-	87
Restructuring costs	-	-	-	1	1	-	1	-	-	-	3
Non-service cost of U.S. based pension	-	-	-	3	-	-	-	-	-	-	3
(Gain) loss on disposition of assets, net	-	-	(5)	-	-	(496)	-	-	(1,664)	(1)	(2,166)
Other	-	(1)	66	2	-	(37)	1	-	-	6	37
Adjusted EBITDA attributable to IEP	$138	$215	$3	$45	$20	$40	($9)	$17	$136	$36	$641

30